Exhibit 99.2

MARA Announces Third Quarter 2025 Results

Revenues increased 92% to $252 million YoY
Net income (loss) increased to $123 million from ($125) million YoY
Bitcoin holdings increased 98% YoY to 52,850 from 26,747 at the end of Q3 2024

Miami, FL – November 4, 2025 – MARA Holdings, Inc. (NASDAQ: MARA) ("MARA" or the "Company"), a leading digital energy and infrastructure company, today announced its third quarter 2025 financial results in a letter to shareholders.

Investors are invited to access the third quarter 2025 shareholder letter at MARA’s website at ir.mara.com. A copy of the letter will also be furnished to the Securities and Exchange Commission on a Form 8-K.

MARA will hold a webcast and conference call at 9:30 a.m. Eastern Time (6:30 a.m. Pacific Time) today to discuss these financial results. To register to participate in the conference call, please use the link below.

Earnings Webcast and Conference Call Details
Date: Tuesday, November 4, 2025
Time: 9:30 a.m. Eastern time (6:30 a.m. Pacific time)
Registration link: LINK

The webcast will also be available for replay at MARA’s website at ir.mara.com. If you have any difficulty connecting to the conference call, please contact MARA’s investor relations team at ir@mara.com.

About MARA
MARA (NASDAQ: MARA) deploys digital energy technologies to advance the world's energy systems. Harnessing the power of compute, MARA transforms excess energy into digital capital, balancing the grid and accelerating the deployment of critical infrastructure. Building on its expertise to redefine the future of energy, MARA develops technologies that reduce the energy demands of high-performance computing applications, from AI to the edge.

For more information, visit www.mara.com, or follow us on:
X: @MARA
LinkedIn: www.linkedin.com/company/MARAHoldings
Facebook: www.facebook.com/MARAHoldings
Instagram: @MARAHoldingsInc

MARA Company Contact:
Telephone: 800-804-1690
Email: ir@mara.com

MARA Media Contact:
Email: mara@wachsman.com